Exhibit 8.1

SUBSIDIARIES OF OCEAN RIG UDW INC.

Name of Subsidiary	Jurisdiction of Organization
Drillship Hydra Owners Inc.	Marshall Islands
Drillship Paros Owners Inc.	Marshall Islands
Drillship Kithira Owners Inc.	Marshall Islands
Drillship Skopelos Owners Inc.	Marshall Islands
Ocean Rig AS	Norway
Ocean Rig UK Ltd.	United Kingdom
Ocean Rig Ltd.	United Kingdom
Ocean Rig Ghana Ltd.	Ghana
Ocean Rig Canada Inc.	Canada
Ocean Rig North Sea AS	Norway
Ocean Rig 1 Inc.	Marshall Islands
Ocean Rig 2 Inc.	Marshall Islands
Ocean Rig 1 Shareholders Inc.	Marshall Islands
Ocean Rig 2 Shareholders Inc.	Marshall Islands
Drill Rigs Holdings Inc.	Marshall Islands
Drillships Investment Inc.	Marshall Islands
Drillships Holdings Inc.	Marshall Islands
Kithira Shareholders Inc.	Marshall Islands
Skopelos Shareholders Inc.	Marshall Islands
Drillship Hydra Shareholders Inc.	Marshall Islands
Drillship Paros Shareholders Inc.	Marshall Islands
Ocean Rig Operations Inc.	Marshall Islands
Primelead Limited	Cyprus
Ocean Rig Black Sea Operations B.V.	The Netherlands
Ocean Rig Drilling Operations Cooperatief U.A.	The Netherlands
Ocean Rig Black Sea Cooperatief U.A	The Netherlands
Ocean Rig Deep Water Drilling Ltd.	Nigeria
Ocean Rig Drilling Operations B.V.	The Netherlands
Algarve Finance Ltd.	Marshall Islands
Alley Finance Co.	Marshall Islands
Drillship Skiathos Shareholders Inc.	Marshall Islands
Drillship Skyros Shareholders Inc.	Marshall Islands
Drillship Kythnos Shareholders Inc.	Marshall Islands
Drillship Skiathos Owners Inc.	Marshall Islands
Drillship Skyros Owners Inc.	Marshall Islands
Drillship Kythnos Owners Inc.	Marshall Islands
Ocean Rig 1 Greenland Operations Inc.	Marshall Islands
Ocean Rig Corcovado Greenland Operations Inc.	Marshall Islands
Ocean Rig Olympia Ghana Operations Limited	Ghana
Ocean Rig Poseidon Operations Inc. (formerly Tanzania Operations Inc.)	Marshall Islands
Ocean Rig Do Brasil Serviços De Petroleo Ltda.	Brazil
Ocean Rig Falkland Operations Inc.	Marshall Islands
Drill Rigs Operations Inc.	Marshall Islands
Ocean Rig Olympia Brasil Operations Cooperatief UA	The Netherlands
Ocean Rig Olympia Brasil Operations B.V.	The Netherlands
Drillships Holdings Operations Inc.	Marshall Islands
Drillships Investment Operations Inc.	Marshall Islands
Ocean Rig Rio de Janeiro Serviços de Petroleo Ltda.	Brazil
Ocean Rig Drilling Do Brasil Serviços de Petroleo Ltda.	Brazil
Ocean Rig Offshore Management Ltd.	Jersey
Ocean Rig Brasil Cooperatief UA	The Netherlands
Ocean Rig Brasil B.V.	The Netherlands
Ocean Rig Angola Operations Inc.	Marshall Islands
Ocean Rig EG Operations Inc.	Marshall Islands
Ocean Rig Norway Operations Inc.	Marshall Islands
Ocean Rig UDW LLC	Delaware
Ocean Rig Global Chartering Inc.	Marshall Islands
Ocean Rig Namibia Operations Inc.	Marshall Islands
Drillships Ocean Ventures Inc.	Marshall Islands
Drillships Ocean Ventures Operations Inc.	Marshall Islands
Ocean Rig Block 33 Brasil Cooperatief U.A.	Brazil
Ocean Rig Block 33 Brasil BV	Brazil
Ocean Rig Cuanza Operations Inc.	Marshall Islands
Olympia Rig Angola Holding, SA	Angola
Olympia Rig Angola, Limitada	Angola
Ocean Rig Liberia Operations Inc.	Marshall Islands
Ocean Rig West Africa Operations Inc.	Marshall Islands
Drillship Alonissos Owners Inc.	Marshall Islands
Drillship Alonissos Shareholders Inc.	Marshall Islands
Eastern Med Consultants Inc.	Marshall Islands
Ocean Rig Management Inc.	Marshall Islands
Ocean Rig Cunene Operations Inc.	Marshall Islands
Ocean Rig Cubango Operations Inc.	Marshall Islands
Ocean Rig Gabon Operations Inc.	Marshall Islands
Ocean Rig Ireland Operations Inc.	Marshall Islands